P R E S S R E L E A S E

Contacts:	Analytical Surveys, Inc.	Pfeiffer High Investor Relations, Inc.
	Lori Jones	Geoff High
	Chief Executive Officer	303/393-7044
	210/657-1500	geoff@pfeifferhigh.com

ANALYTICAL SURVEYS ENGAGES WIND LAKE SOLUTIONS

SAN ANTONIO, Texas, October 10, 2005 -- Analytical Surveys, Inc. (ASI) (Nasdaq SmallCap: ANLT), a leading provider of utility-industry data collection, creation and management services for the geographic information systems (GIS) markets, today announced it has engaged Wind Lake Solutions, Inc. (WLS), a Wisconsin based utility services company, to manage its production facility in Waukesha, Wisconsin.

The WLS management team includes several professionals who have longstanding relationships with ASI and its customer base. The team includes David Coates, Bill Nantell, Gary Miller, Susan Smith Lee and Diana DeGroot.

Lori Jones, CEO of ASI, said, "We believe we can provide superior service to our customers and an improved working environment to our employees under management guidance from Dave Coates, CEO of Wind Lake, and his team. Prior to our purchase of our Wisconsin production facility in December of 1995, Mr. Coates and Mr. Nantell successfully managed those operations."

David Coates said, "We believe that Wind Lake Solutions provides ASI with one of the most seasoned GIS data management teams in the world. We are very excited with the opportunity to blend this management expertise with ASI's highly skilled staff of GIS data and technology professionals. Our continued focus within WLS on the evolving IT needs of the utility industry insures that ASI's customers will have a data management partner with the capacity to maximize their growing opportunities with emerging technological solutions."

About ASI

Analytical Surveys Inc. (ASI) provides technology-enabled solutions and expert services for geospatial data management, including data capture and conversion, planning, implementation, distribution strategies and maintenance services. Through its affiliates, ASI has played a leading role in the geospatial industry for more than 40 years. The Company is dedicated to providing utilities and government with responsive, proactive solutions that maximize the value of information and technology assets. ASI is headquartered in San Antonio, Texas and maintains operations in Waukesha, Wisconsin. For more information, visit www.anlt.com.

About WLS

Wind Lake Solutions, Inc. is an independent consulting firm offering geospatially-focused IT services to the utility and telecommunications service provider markets. WLS specializes in data-centric consulting services associated with the implementation, deployment, and evolution of utility operations support systems including GIS, WMS, and MWM. WLS is also active in the utility and telecom joint use arena, providing consulting and technical services that optimize the efficiency, equity, and quality of joint utility/telecom project interaction.

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the Company's strategy, future sales, future expenses and future liquidity and capital resources. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company's actual results could differ materially from those discussed in this press release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1. Business--"risk factors" and elsewhere in the Company's Annual Report on Form 10-K.

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